Exhibit B

                             SUBSCRIPTION AGREEMENT

Utilities Mutual Insurance Company
4 Gatehall Drive, Suite 215
Parsippany, NJ  07054
Dear Sirs:

      The undersigned is a policyholder of and holder of equitable shares in Utilities Mutual Insurance Company (the "Company"), a mutual insurance company which is currently in the process of obtaining the approval of the Superintendent of Insurance of New York State (the "Superintendent") to convert to stock company status ("demutualization"). It is contemplated that immediately upon demutualization a holding company will be formed under New York law (the "Holding Company") and all then shareholders of the Company will exchange their stock in the Company for shares of stock in the Holding Company with the result that the Company will become a wholly-owned subsidiary of the Holding Company. Ownership of stock in the Holding Company will be in the same proportions as ownership of the Company both before and immediately after demutualization. In furtherance thereof, the undersigned agrees as follows:

      1. Exchange and Subscription. Subject to the terms and conditions set forth below, the undersigned, intending to be legally bound, hereby irrevocably agrees that the Company, in lieu of issuing to it shares of common stock of the Company to which it is entitled (i) pursuant to an order of demutualization for the Company expected to be entered by the New York State Insurance Department, and (ii) pursuant to assignments to it from its affiliated policy holders of the Company (the "Assignors") as evidenced by resolution of Assignors attached hereto as Exhibit A, hereby subscribes for shares of common stock (the "Stock") of UMICO Holdings Inc., a New York corporation in such number as will represent (together with Stock which would have been issued to its Assignors) the same proportion of the total number of shares of common stock of the Holding Company to be outstanding upon demutualization as the undersigned (together with Stock which would have been issued to its Assignors) would be entitled with respect to the Company upon demutualization.

      2.    Agreements.  The undersigned further agrees:

            (a) To vote all of its shares of Stock to elect the incumbent directors of the Company as directors of the Holding Company.

       The undersigned further agrees that in the event of any future vacancy on the Board of Directors of the Holding Company,


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it will vote all of its shares of Stock for a person  nominated  by the  company whose employee or designee previously filled that vacant seat.

            (b) To vote all of its shares of Stock to elect the following persons to the officerships of the Holding Company set forth below:

            John Mack                           Chairman of the Board
            John Graham                         President & CEO
            Noel P. Schulz                      Treasurer
            William Davis                       Secretary

            (c) To vote all of its shares of Stock for the adoption of by-laws for the Holding Company providing that the power to elect 13 directors of the Company shall reside in the President of the Holding Company on behalf of the Holding Company as sole shareholder of the Company. It is understood that the President of the Holding Company will exercise this authority to re-elect the current directors of the Company and as provided in Section 2(a) above.

            (d) Except as provided in this paragraph (d), and except to companies it controls or control it, or is under common control with (each, an "affiliate transaction"), the undersigned shall not sell, assign, transfer, hypothecate or otherwise dispose of the Stock. Except in the case of an affiliate transaction, in the event that the undersigned receives a bona fide offer for the purchase of the Stock, it will offer such Stock to the Holding Company at the same price as is provided in the bona fide offer received. Such offer shall remain open for 30 days. If the Holding Company shall, within such 30 day period, accept such offer, it shall pay for such Stock in cash, within 30 days of the closing of the purchase. In the event that the Holding Company is unwilling or legally unable to purchase such Stock, the Holding Company shall so notify the undersigned within the 30-day period referred to above, and the undersigned shall offer such Stock to all of the other stockholders of the Holding Company at the same price, pro rata to their ownership of Stock in the Holding Company. For a 30-day period from the date of such offer, such stockholders shall have the right, but not the obligation, to purchase such Stock in the proportion so offered, or in such other proportion that they shall mutually agree. Payment for the Stock shall be made to the undersigned within 30 days of the closing of the purchase. The undersigned shall be free to sell pursuant to the terms of the bona fide offer any Stock not purchased from it as above provided. Notwithstanding the above, no entity shall either directly or indirectly (through a purchase by the Holding Company) become an owner of in excess of 10% of the Stock prior to receipt of approval of such holding by the Superintendent.

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The agreement contained in this paragraph (d) shall survive until the closing of a transaction, approved by stockholders of the Holding Company, for the sale of the Company and/or the Holding Company or substantially all its assets.

            (e) The  undersigned  agrees that if holders of more than 66 2/3% of the  Stock  shall  agree  to the  sale of  their  Stock  to a third  party,  the undersigned will sell its Stock to such third party on the same terms and conditions and for the same price. The undersigned hereby irrevocably constitutes and appoints the Chairman of the Board of the Holding Company as its attorney in fact to transfer its Stock on the books of the Holding Company for purposes of any transfer of Stock required by the undersigned pursuant to the preceding sentence.

            (f) The undersigned will comply with all reporting requirements applicable to it under New York Insurance Law.

            (g) The undersigned agrees that pending issuance of its shares of Stock to the undersigned, the Holding Company may hold, in trust for the exclusive benefit of the undersigned, any dividend or other distribution declared and paid by the Holding Company on its Stock, and to pay over to the undersigned any such amounts simultaneously with the issuance of Stock to the undersigned.

      3. Representations and Warranties. The undersigned hereby represents and warrants that:

       (a) The undersigned is fully familiar with the affairs of the Company and the Holding Company.

       (b) The undersigned understands and agrees that the Stock cannot be transferred without compliance with the terms of this Agreement. The Stock is not registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws. The undersigned must bear the economic risk of the investment indefinitely because the Stock may not be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Legends shall be placed on the certificates for the Stock to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Holding Company's stock books.

       (c) The undersigned is acquiring the Stock for its own account, for investment purposes only, and not with a view to the sale or other distribution thereof, in whole or in part.

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       (d) This  Agreement has been duly  authorized,  executed and delivered by the undersigned and upon the undersigned's receipt of a required order from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), will constitute the valid and legally binding obligation of the undersigned. The execution and performance of the terms and
obligations   of  this  Agreement  will  not  (upon  receipt  of  the  aforesaid authorization under the PUHCA) cause the undersigned to violate any judgment, order, law, ordinance or rule, or any agreement or indenture, to which the undersigned or the undersigned's property, is subject.

      4. Irrevocability; Binding Effect. The undersigned hereby acknowledges and agrees that its subscription and exchange agreement hereunder is irrevocable by the undersigned, except as required by applicable law including, without limitation, the PUHCA, and that this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

      5. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

      6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by nationally recognized courier service against receipt to the party to whom it is to be given (a) if to the Company or the Holding Company, at the address set forth above, or (b) if to the undersigned, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

      7. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the undersigned (except upon the express written consent of the Company and the Holding Company) and the undersigned further agrees that the transfer or assignment of the Stock shall be made only in accordance with the terms of this Agreement and all applicable laws.

      8. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of laws principles. The undersigned hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New

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York  County  over any action or  proceeding  arising out of or relating to this
Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The undersigned further waives any objection to venue in such state on the basis of a non-convenient forum. The undersigned further agrees that any action or proceeding brought against the Company shall be brought only in New York State or United States Federal courts sitting in New York County. THE UNDERSIGNED AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

      9.    Miscellaneous.

            (a) The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provision.

            (b) The undersigned's representations and warranties made in this Agreement shall survive the execution and delivery hereof and of the Stock of the Holding Company.

            (c) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            (d) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

            (e) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

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     IN WITNESS WHEREOF,  the undersigned has executed this Agreement this ----
day of January, 2000.

                              GPU, INC.


                              By:
                                  ---------------------------------
                                  Title


                                  ----------------------------------
                                  [address]





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